Exhibit 2.1

                                 AMPLIDYNE, INC.

                             SUBSCRIPTION AGREEMENT





                                 Amplidyne, Inc.
                               59 Lagrange Street
                                Raritan, NJ 08869

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Name of Subscriber: Phoenix Opportunity Fund II, L.P.

                             SUBSCRIPTION AGREEMENT

Amplidyne, Inc.
59 Lagrange Street
Raritan, NJ 08869
Attn:  Devendar S. Bains

Ladies and Gentlemen:

      1. Subscription.

            a. I (sometimes referred to herein as the "Investor"), the undersigned, intending to be legally bound, hereby irrevocably subscribe for and agree to purchase, on the terms and conditions described herein, the number of shares of Series C Convertible Preferred Stock (the "Shares") of Amplidyne, Inc., a Delaware corporation (the "Company") for the aggregate purchase price set forth on the Subscription Agreement Signature page hereto. The purchase price per Share is $.3538.

            b. At such time as the Company's shareholders approve an increase in the Company's authorized common stock to at least 70,675,000 or approve a 10 to 1 reverse split of the outstanding common stock, I agree to irrevocably subscribe for and agree to purchase, on the terms and conditions described herein, an additional 228,375 Shares of Series C Convertible Preferred Stock of the Company for the aggregate purchase price of $80,799.

      2. Purchase.

            a. I hereby tender to the Company (i) a check made payable to the order of "Amplidyne, Inc." in the amount indicated above, and (ii) one manually executed copy of this Agreement, The Company will notify me promptly whether my subscription has been accepted by the Company.

      3. Acceptance or Rejection of Subscription.

            a. I understand and agree that the Company reserves the right to reject this subscription for the Shares, in whole or in part, for any reason and at any time prior to the Closing (as defined below), notwithstanding prior receipt by me of notice of acceptance of my subscription.

            b.  In  the  event  of  the  rejection  of  this  subscription,   my
subscription payment will be promptly returned to me without interest or deduction and this Agreement shall have no force or effect. In the event my subscription is accepted and the offering for the Shares is completed, the funds specified above shall be released to the Company.

      4. Closing. The closing and consummation of the transactions contemplated by this Agreement ("Closing") and this offering for the Shares may occur only after the Company notifies me of the acceptance of my subscription, and the Company has received and accepted (i) a fully executed original of this Agreement and (ii) payment for the Shares in accordance with paragraphs 1 and 2 of this Agreement.

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      5. Disclosure.

            a. Because this offering of the Shares is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Sections 3(b) or 4(2) of the Securities Act and applicable state securities laws, the Shares are being sold without registration under the Securities Act. I acknowledge receipt of (1) the Company's Annual Report on Form 10KSB for the fiscal year ended December 31, 2002, and the Company's Quarterly Reports on Form 10QSB for the periods ending on March 31, 2003, June 30, 2003 and September 30, 2003 ("Documents") and represent that I have carefully reviewed and understand such Documents. I have received all information and materials regarding the Company that I have requested.

            b. I fully understand that the Shares are speculative investments which involve a high degree of risk and possible loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Shares and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Shares. Both my advisors and I have had the opportunity to ask questions of, and receive answers from, representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company. My advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Shares.

      6. Company Representations and Warranties and Agreements. The Company represents and warrants to, and agrees with the undersigned as follows:

            a. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease, license and use its properties and assets and to conduct the business in which it is engaged.

            b. The Company is duly qualified to transact the business in which it is engaged as described in the Documents, and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of its property or assets or the conduct of its business make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has no subsidiaries.

            c. The Company agrees to take all necessary and appropriate steps, including but not limited to obtaining shareholder consent, to accomplish the following:

            (i) a reverse split of its issued and outstanding Common Stock in a sufficient ratio to enable the Common Stock issued upon conversion of all authorized Shares, to represent 80% of the issued and outstanding Common Stock.

            (ii) If necessary, to amend its certificate of incorporation, by-laws and any other corporate document in order to rescind any existing anti-takeover provisions or poison pill provision or restriction.

      7. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

            a. I am aware that my investment involves a high degree of risk and have read carefully the Documents. I am aware that the Company has limited capital.


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            b. I  acknowledge  and am aware that there is no assurance as to the future performance of the Company.

            c. I am purchasing the Shares for my own account for investment and not with a view to or for sale in connection with the distribution of the Shares and not with any present intention of selling or otherwise disposing of all or any part of the foregoing securities. I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Shares on my behalf, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws.

            d. I recognize that the Shares, as an investment, involve an extremely high degree of risk including, without limitation, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. My investment in the Shares represents less than 10% of my net worth.

            e. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Commission pursuant to the Securities Act in connection with evaluating such merits and risks. I am knowledgeable about and experienced in investments in the equity securities of non-publicly traded companies, including early stage companies. I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

            f. I have relied solely upon my own investigation in making a decision to invest in the Company.

            g. I have received no representation or warranty from the Company or any of its respective officers, directors, employees, or agents with respect to my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth herein or in the Documents. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            h. I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering for the Shares and other matters pertaining to my investment and all such questions have been answered to my full satisfaction. I acknowledge and agree that (i) the assumptions underlying any projections in the Documents, if any, are reasonable, (ii) the future performance of the Company is subject to numerous factors outside the control of the Company which factors may adversely affect the Company, the Company's financial condition and results of operations, and the Company's ability to achieve economic goals, and (iii) any such projections do not necessarily reflect the future performance of the Company.


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            i. I have been  provided  an  opportunity  to obtain any  additional information concerning the offering for the Shares and the Company, and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

            j. It has never been represented, guaranteed or warranted by any broker, the Company, any of the officers, directors, stockholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, that:

                  i. The Company or the Investor will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or the Investor's investment in the Company; or

                  ii. The past performance or experience of the management of the Company, or any other person, will in any way indicate the predictable results of the ownership of the Shares or of the Company's activities.

            k. I am an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder and have executed the attached Confidential Investor Questionnaire.

            l. I understand that (i) the Shares have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this offering for the Shares or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

            m. I understand that (i) since neither the offer nor sale of the Shares has been registered under the Securities Act or the securities laws of any state, the Shares may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available, and (ii) it is not anticipated that there will be any market for the resale of the Shares.

            n. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs. I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of the Shares, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

            o. If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

            p. The information contained in this Agreement, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing, I shall furnish such revised or corrected information to the Company.

            q. I hereby acknowledge and am aware that I am not entitled to cancel, terminate, or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.


                                       4
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            r. I hereby  confirm  and agree that all the  Shares of the  Company issued to me pursuant to this Agreement shall be subject to the following transfer restrictions: Subject to compliance with securities laws and the terms of any agreements among the Company and its stockholders, I may sell or otherwise transfer Shares (or Common Stock issued upon conversion of Shares). However, no Shares (or Common Stock issued upon conversion of Shares) may be transferred to a competitor of the Company or a person that has a strategic conflict with the Company's business, as determined by the Company in its reasonable discretion. 8. Indemnification. I hereby agree to indemnify and hold harmless the Company and its respective officers, directors, members, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys fees) incurred by any such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Agreement, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

      9. Conditions of Closing. The closing for the purchase of the Series C Convertible Preferred Stock will be conditioned upon

            (a) Any and all filings or submissions required by applicable federal or state securities, corporate, tax or other laws or regulations being declared effective or otherwise approved if the same require such approval; and

            (b) All requisite corporate and shareholder approvals, and consents required from any third party or governmental authorities to the transactions contemplated herein having been obtained, and

            (c) The Company having secured continuing operation of the Company by the current management by entering into new employment terms and related contracts with such Company employees and under such terms as the undersigned and the Company reasonable agree.

      10. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deeted.

      11. Transferability. Neither this Agreement, nor any interest of the Investor herein, shall be assignable or transferable by the Investor in whole or in part except by operation of law.

      12. Registration Obligations. If the Company shall receive at any time later than the earlier of (i) sixty days from the date of shareholder approval of an increase in the Company's authorized common stock to at least 70,675,000 or a 10 to 1 reverse split of the outstanding common stock as contemplated in Paragraph 1.b above, or (ii) ninety (90) days after the date hereof, a written request from the holders of forty percent (40%) or more of the Shares of Series C Convertible Preferred Stock of the Company then outstanding that the Company file a registration statement under the Securities Act of 1933, as amended, then the Company shall, use best efforts to effect, as soon as practicable, the registration under the Act of all common shares underlying the Shares of Series C Convertible Preferred Stock of the Company then outstanding.


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      13. Choice of Law and Jurisdiction.  This Agreement will be deemed to have been made and delivered in New Jersey and Shall be governed by, construed in accordance with, and enforced under the internal laws of the State of New Jersey, without regard to the principles of conflicts of law of such state.

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

      15. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto.

      16. Notices and Addresses. All notices, offers, acceptance, and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or other nationally-recognized reputable overnight courier delivery service, by facsimile delivery, by email (confirmed by Federal Express or other nationally-recognized reputable overnight courier delivery service) or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

      Investor:         At the address  designated on the signature page of this
                        Agreement.

      The Company:      59 Lagrange Street
                        Raritan, NJ 08869
                        Attn:  Devendar S. Bains

or to such other address as any of them, by notice to the others, may designate from time to time. Notices shall be deemed received (a) on the same day for deliveries in person or by facsimile or email (with transmission confirmation sheet), (b) on the following business day for deliveries by Federal Express or other nationally-recognized reputable overnight courier delivery service or (c) three days for deliveries by mail, postage prepaid, or by certified mail, return receipt requested.

      17. Oral Evidence. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter herein. This Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge, or termination is sought,

      18. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

      19.  Survival  of  Representations,   Warranties,   and  Agreements.   The
representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Shares.

      20. Acceptance of Subscription. The Company may accept this Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON


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CERTAIN EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID SECURITIES ACT AND
SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR IS AWARE THAT INVESTOR WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING FOR THE SHARES OR THE ACCURACY OR ADEQUACY OF THE BUSINESS SUMMARY OF THE COMPANY.

             [remainder of page blank; next page is signature page]


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                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Date: 1/28/04                            Number of Shares Subscribed for: 54,325
      -------

Taxpayer ID or SS No.: 02-0678698        Aggregate Purchase Price: $19,220.18
                       ----------


Manner in Which Title is to be Held (check one):

  X     Individual Ownership
_____   Community Property
_____   Tenants in Common
_____   Joint Tenant with Right of Survivorship
_____   Other (please indicate)

For Individual Stockholders:

      Phoenix Opportunity Fund II, L.P.
---------------------------------------------
Name of Subscriber

/s/ Ramesh Akella
---------------------------------------------
Signature (Individual)

---------------------------------------------
Name of Subscriber (if Joint)

---------------------------------------------
Signature (if Joint)

Address to Which Correspondence
Should be Directed

C/o Phoenix Capital Holdings, LLC
711 Fifth Avenue, Suite 401
---------------------------------------------
Street
New York, New York 10022
---------------------------------------------
City, State, Zip Code
Ramesh Akella
---------------------------------------------
Attention
212-981-3240               212-981-3241
---------------------------------------------
Telephone                  Fax

ram.akella@pchllp.com
---------------------------------------------
e-mail


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The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

AMPLIDYNE, INC.

By:   /s/ Devendar S. Bains
      ---------------------------------------
      Devendar S. Bains, President


      ---------------------------------------
      Accepted Subscription Amount


      ---------------------------------------
      Date


                                       9
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                                 AMPLIDYNE INC.
                       CONFIDENTIAL INVESTOR QUESTIONNAIRE

      This Questionnaire must be completed by each individual who has an interest in purchasing shares of Series C Convertible Preferred Stock (the "Shares") of Amplidyne, Inc. (the "Company"). The purpose of this Questionnaire is to determine whether prospective investors in the Shares meet the standards established by the Company for the purchase of the Shares and the standards for an "accredited investor" under Rule 501 adopted by the Securities and Exchange Commission.

      Your answers will at all times be kept strictly confidential. However, each investor who subscribes to purchase the Shares in the Company hereby agrees that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability under any federal or state securities laws of an exemption from registration of the Shares and for any other purpose which the Company deems necessary to establish the Company's compliance with federal or state law.

      Please complete the Questionnaire as thoroughly as possible and sign, date and return one copy to the attention of Devendar S. Bains at the Company, 59 Lagrange Street, Raritan, NJ 08869


      1.    Investor Name: ______________________________________ Age: _________

      2.    Home address and telephone number:__________________________________

            ____________________________________________________________________

      3.    Business address and telephone number: _____________________________

            ____________________________________________________________________


      4. Other states or countries where registered to vote or have driver's license: ___________________________________________________________

            ____________________________________________________________________

      5.    Indicate name(s) in which stock will be held:

                                               Phoenix Opportunity Fund II, L.P.
            ____________________________________________________________________

      6. Describe your employment for the last five years, including the company by which you are presently employed, its principal business and your title:

            _________________________________

            _________________________________

            _________________________________


      7.    For individuals, answer (a), (b) and (c) only:
            ______________________________________________

            (a) Is your net worth (either individually or jointly with your spouse, if any) including homes, home furnishings and automobiles, in excess of U.S.$1,000,000 (valuing your assets on the basis of their current fair market value)?

                                    Yes _____                 No _____

            (b) Was your individual income for each of the years 2002 and 2003, and is your anticipated individual income for 2004, in excess of $200,000?

                                    Yes _____                 No _____

            (c) Was your joint income with your spouse for each of the years 2002 and 2003, and is your anticipated joint income with your spouse for 2004, in excess of $300,000?

                                    Yes _____                 No _____

      For entities other than individuals, answer (d), (e), (f) and/or (g), as appropriate:

            (d) (1) If you are completing this Questionnaire on behalf of a corporation, Massachusetts or similar business trust, or partnership, was such entity formed for the specific purpose of acquiring the Series C Preferred Stock?

                                    Yes __X__                 No _____


                  (2)   Are the entity's total assets in excess of $5,000,000?

                                    Yes _____                 No __X__


            (e) (1) If you are completing this Questionnaire on behalf of a trust other than a Massachusetts or similar business trust, was the trust formed for the specific purpose of acquiring the securities offered?

                                    Yes __X__                 No _____


                  (2) Are the trust's investment decisions directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Series C Preferred Stock?

                                    Yes __X__                 No _____

            (f) If you are completing this Questionnaire on behalf of an employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), (i) are its investment decisions made by a plan fiduciary (as defined in Section 3(21) of ERISA), bank, savings and loan association, insurance company, or registered investment advisor, or (ii) do its total plan assets exceed $5,000,000, or (iii) if it is a self-directed plan, are its investment decisions made solely by persons who could answer "yes" to one or more of (a) through (g) hereof?

                                    Yes _____                 No __X__


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

         (g) Are you completing this Questionnaire on behalf of an entity all beneficial owners of which could answer "yes" to one or more of (a) through (f) above?

                                    Yes __X__                 No _____

      I/we hereby certify that the information set forth in this Confidential Investor Questionnaire is accurate and complete as of the date hereof, and that the Company may rely on such information in making its determination whether to accept the undersigned as an investor in the Company.


Signature(s)   /s/ Ramesh Akella               Date 1/28/04
               --------------------

               --------------------

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